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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-72859 of Universal Compression Holdings, Inc. (the "Company") on Form S-8 of our report dated April 28, 2000, and May 22, 2000 as to Note 13, appearing in this Annual Report on Form 10-K of the Company for the year ended March 31, 2000.

Deloitte & Touche LLP

Houston, Texas
May 22, 2000